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EXHIBIT 99.1


               NASCENT WINE COMPANY, INC. dba NASCENT FOODSERVlCE
                            CORPORATE LOAN AGREEMENT

                                                   San Diego, California
                                                   February 6, 2008

Lender, Cyril Capital LLC, (Lender), agrees hereby to lend to Borrower(s), Nascent Wine Company, Inc., dba Nascent Foodservice, whose address is 2355 Paseo De Las Americas, San Diego, CA, 92154, Five Hundred Thousand Dollars ($500,000.00), receipt of which is hereby acknowledged. The term borrower(s) shall refer to Nascent Wine Company, Inc.

Borrower(s) agrees that he/she/they shall pay to Lender, the sum of Five Hundred Thousand dollars ($500,000.00) plus interest at 8% per year until paid off. The principle and interest shall be due and payable in 6 months from date of signing or sooner.

Subject to the following terms and conditions. Payments are to be made payable to Cyril Capital, LLC via SWIFT bank wire to the following coordinates:

In Favor of: Cyril Capital, LLC
US$ Account Number: _____________________
To: UBS, AG, CP 2600, Geneva 2, 1211
Attn: Fabrice Burgniard (account manager)
Swift Code: _________________
lBAN:________________________

         1. Collateral

As collateral for this note, the borrower(s) shall grant a lien on all accounts receivable and inventory of Nascent Wine Company, Inc. including assets that the company is buying with the funds, Cima SA De C.V.

As additional collateral for this note, Sandro Piancone unconditionally guarantees the due and punctual payment of all payment, both interest and principal, and all other sums due (including interest and penalties).

         2. Default

Default shall occur if: a) if the principal and interest is not paid in 6 months from the above date. In the event of a default, the entire remaining balance plus 10% penalty is due at that time. Additionally, Lender will have the right to foreclose on any or all of the collateral listed above and borrower will have no further interest in any of that collateral.

All borrowers certify to lender that they are authorized to pledge the assets of Nascent Wine Company Inc. and the entire assets of Cima as collateral for this obligation. Should default occur, the borrowers will move with all possible haste to make the collateral available to the lender transferring titles and executing any and all requested documents by the lender. Said default and relinquishment of property/collateral will be uncontested by borrower.

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         3. Late Charges

Borrower shall pay to the Lender a late charge of 10.0% of the total original amount borrowed if payment of any monthly installments of the payments is not made, and proof of payment is not received by Lender within one day after the installment is due.

         4. Attorney's Fees and other issues

If any legal action arises out of this Loan Agreement and/or the terms contained therein, of any kind whatsoever, no matter who is the prevailing party all fees and expenses are to be borne by borrower, and personally guaranteed by Sandro Piancone. Borrower also agrees to hold the lender harmless for any loss or expense incurred as a result of the legal action, or any expense necessary for the borrower to gain control of the aforementioned collateral. Should any part or all of this agreement be deemed illegal for any reason whatsoever, it is the borrower's, or his/her heirs or assignees sole responsibility to find a way to compensate the lender in a like amount to lender's satisfaction.


Read and understood

___________________
Initials

         5. Integration

This Loan Agreement contains all terms of the loan and no extrinsic documents may be used to alter the terms of this loan unless such documents are in writing, signed by all parties to the agreement, and are executed within the period of this loan.

         This agreement may be executed in counterparts.

         Entered into this 12th day of February, 2008

         Cyril Capital, LLC (Lender)

         By: Chris Rusch, Attorney-in-Fact for Cyril Capital, LLC


         Borrower



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         By: Sandro Piancone CEO-Nascent Wine Company, Inc. dba
         Nascent Foodservice


         Borrower(s)

         --------------------------
         By: Sandro Piancone
         - personally